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                                                                       EXHIBIT 5

                     [Letterhead of Bell, Boyd & Lloyd]


                                January 12, 1998

Einstein/Noah Bagel Corp.
14123 Denver West Parkway
Golden, Colorado  80401


                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have represented Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act an aggregate of 2,320,094 shares of common stock, $.01 par value (the "Common Stock"), of the Company, 1,470,094 of which shares (the "Outstanding Shares") are owned by certain stockholders of the Company and 850,000 of which shares (the "Reserved Shares") are issuable pursuant to outstanding warrants (the "Warrants") or other contractual obligations (the "Contracts") of the Company. In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers, including the Registration Statement and pertinent resolutions of the board of directors of the Company, as we deemed it necessary to examine for the purpose of this opinion.

         Based upon such examination, it is our opinion that:

         1. The Outstanding Shares are legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         2. The Reserved Shares, when issued and paid for upon the exercise of the Warrants in accordance with the terms thereof, or in accordance with and pursuant to the terms of the Contracts, as applicable, will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of Common Stock of the Company.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                       Very truly yours,



                                       /s/ Bell, Boyd & Lloyd